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                                                                     EXHIBIT 5.1

                  [SHUMAKER, LOOP & KENDRICK, LLP LETTERHEAD]



                                  May 11, 1998




Vision Twenty-One, Inc.
7209 Bryan Dairy Road
Largo, Florida 33777

Attn: Theodore N. Gillette, CEO

     Re: Vision Twenty-One, Inc. Securities and Exchange Commission Registration Statement on Form S-1 (Registration No. 333-51437) 1,206,718 Shares of Common Stock, Par Value $.001

Ladies and Gentlemen:

     We are legal counsel to Vision Twenty-One, Inc. a Florida corporation (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form S-1 (Registration No. 333-51437) with the Securities and Exchange Commission (the "SEC") pursuant to the requirement of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder of the registration of 1,206,718 shares (the "Shares") of the Common Stock, par value $.001 (the "Common Stock"), of the Company. All of these Shares are to be issued and sold by the Selling Stockholders. In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

     Based on the foregoing, it is our opinion that the Shares, when and if issued and sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

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Vision Twenty-One, Inc.
May 11, 1998
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     The undersigned hereby consents to (i) filing this opinion as Exhibit 5.1 to the Registration Statement, and (ii) using its name in the Registration Statement under the following caption of the Prospectus: "LEGAL MATTERS."



                                             Very truly yours,

                                             /s/ Shumaker, Loop & Kendrick, LLP

                                             SHUMAKER, LOOP & KENDRICK, LLP